UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Industrial Road, San Carlos, CA 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 8, 2005, Nektar Therapeutics (“Nektar”) reported that Pfizer Inc and the sanofi-aventis Group said that a U.S. Food and Drug Administration advisory committee panel has recommended the approval of Exubera® (insulin [rDNA origin] powder for oral inhalation), an inhaleable, rapid-acting, dry powder insulin for the treatment of adults with type 1 and type 2 diabetes. The drug was developed by Pfizer and sanofi-aventis and would be inhaled using a device developed by Nektar. A copy of the press release issued by Nektar announcing the advisory committee panel’s recommendation is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Nektar Therapeutics dated September 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005	NEKTAR THERAPEUTICS

	By:	/S/ NEVAN ELAM
	Name:	Nevan Elam
	Title:	Senior Vice President Corporate Operations and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Nektar Therapeutics dated September 8, 2005.